 Exhibit 4.2

EXECUTION VERSION

POLARIS INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 16, 2023

to

INDENTURE

Dated as of November 16, 2023

6.950% Senior Notes due 2029

TABLE OF CONTENTS

Page
	Article 1
	Definitions
Section 1.01.	Definition of Terms	2
	Article 2
	General Terms and Conditions of the Notes
Section 2.01.	Designation and Principal Amount	2
Section 2.02.	Further Issues	2
Section 2.03.	Maturity	3
Section 2.04.	Interest	3
Section 2.05.	Method and Place of Payment	3
Section 2.06.	Optional Redemption	3
Section 2.07.	Mandatory Redemption; Offers to Purchase; Open Market Purchases	6
Section 2.08.	Appointment of Agents	6
Section 2.09.	Global Securities	6
Section 2.10.	Change of Control	6
Section 2.11.	Defeasance	9
	Article 3
	Form of Notes

Section 3.01.	Registration and Form of Notes; Denomination	9
	Article 4
	Miscellaneous
Section 4.01.	Ratification of Indenture	9
Section 4.02.	Trustee Not Responsible for Recitals, etc	10
Section 4.03.	Governing Law; Waiver of Jury Trial	10
Section 4.04.	Separability	10
Section 4.05.	Execution in Counterparts	10

EXHIBIT A – Form of the Notes

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FIRST SUPPLEMENTAL INDENTURE, dated as of November 16, 2023 (this “Supplemental Indenture”), between POLARIS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Company executed and delivered the indenture, dated as of November 16, 2023, between the Company and the Trustee (the “Indenture”) to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture to be known as its “6.950% Senior Notes due 2029” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to the resolutions duly adopted on October 26, 2023, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.01, 2.02 and 11.01(i) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

Article 1
Definitions

Section 1.01. Definition of Terms. Unless the context otherwise requires:

(a)	each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)	a term has the meaning assigned to it;

(c)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(d)	“or” is not exclusive;

(e)	words in the singular include the plural, and in the plural include the singular;

(f)	references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(g)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

(h)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Article 2
General Terms and Conditions of the Notes

Section 2.01. Designation and Principal Amount. There are hereby authorized and established a series of Securities under the Indenture, designated as the “6.950% Senior Notes due 2029,” unlimited in aggregate principal amount. The aggregate principal amount of the Notes to be initially issued shall be $500,000,000. Additional Notes may be issued pursuant to Section 2.02 hereof.

Section 2.02. Further Issues. So long as no Default or Event of Default shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, except for the issue date, issue price and initial Interest Payment Date. Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided, however, that if any such additional Notes would not be fungible with the outstanding Notes for U.S. federal

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income tax purposes, the Company shall cause such additional Notes to be issued with a separate CUSIP number.

Section 2.03. Maturity. The Notes will mature on March 15, 2029.

Section 2.04. Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from November 16, 2023 at the rate of 6.950% per annum, payable semi-annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from November 16, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding, the next succeeding Interest Payment Date. The Interest Payment Dates on which such interest shall be payable are March 15 and September 15, commencing on March 15, 2024; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

Section 2.05. Method and Place of Payment. Payment of the principal of (and premium , if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States, in United States dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that all payments in respect of Global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary. In any case where the date of maturity of interest on, premium, if any, or principal of any Note, the date fixed for redemption of the Notes or any Change of Control Payment Date is not a Business Day, then the relevant payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date. The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Company in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States.

Section 2.06. Optional Redemption. Prior to the Par Call Date (as defined below), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)	(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 40 basis points less (ii) interest accrued on those Notes to, but excluding, the date of redemption, and

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(b)	100% of the principal amount of the Notes to be redeemed,

plus, in each case, any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the applicable redemption date to each holder of record of the Notes to be redeemed with a copy to the Trustee.

The following terms are relevant to the determination of the redemption price of the Notes.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in the Borough of Manhattan, The City and State of New York are obligated or authorized by law to close.

“Par Call Date” means February 15, 2029 (the date that is one month prior to the maturity of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal

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places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third Business Day preceding the applicable redemption date, H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the applicable policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

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Section 2.07. Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. Notwithstanding any provision hereunder or in the Indenture to the contrary, the Company and its Affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company or any of its Affiliates purchase may, at the Company’s discretion, be held, resold or canceled.

Section 2.08. Appointment of Agents. The Trustee will initially be the Paying Agent, DTC Custodian, Authenticating Agent and Security Registrar for the Notes.

Section 2.09. Global Securities. The Notes will be issued in the form of one or more permanent Global Securities in definitive, fully registered form, and will be subject to the terms and conditions of Section 2.01, Section 2.02 and Section 2.11 of the Indenture.

Section 2.10. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes pursuant to Section 2.06, each Holder of the Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to an offer made in accordance with the terms of this Section 2.10 (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)	Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall give to each Holder of the Notes, with a copy to the Trustee, a notice governing the terms of the Change of Control Offer that:

(i)	describes the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(ii)	offers to repurchase all Notes tendered;

(iii)	sets forth the payment date for the repurchase of the Notes, which date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (the “Change of Control Payment Date”);

(iv)	if given prior to the date of consummation of the Change of Control, states that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(v)	discloses that any Note not tendered for repurchase will continue to accrue interest; and

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(vi)	specifies the procedures for tendering Notes.

(c)	Holders of the Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to: (i) surrender their Notes to the Paying Agent on the address specified in the notice , with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed or (ii) transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d)	The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)	The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of any such conflict.

(f)	Solely for purposes of this Section 2.10, the following terms shall have the following meanings:

“Change of Control” means the occurrence of any of the following :

(i)       the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its Subsidiaries;

(ii)       the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the Company’s outstanding Voting Stock;

(iii)       the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is

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converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(iv)       the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a change of control under clause (ii) above if (1) the Company becomes a direct or indirect wholly-owned subsidiary of another corporate entity and (2)(A) the direct or indirect holders of the Voting Stock of such corporate entity immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than a corporate entity satisfying the requirements of this sentence) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of such corporate entity.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of: (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if the applicable Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

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“Rating Agencies” means:

(i)       each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”), Fitch Ratings, Inc., and its successors (“Fitch”), and S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”); and

(ii)       if any two of the Rating Agencies fails to make a rating of the Notes publicly available for reasons outside of the Company’s control or ceases to rate the Notes, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company as a replacement for Moody’s, S&P, Fitch or all of them, as the case may be.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Notwithstanding the foregoing, the requirement of Section 11.02 of the Indenture that no supplemental indenture shall reduce the amount payable upon the redemption of any Note or accelerate the time at which such Note may be redeemable shall not apply to this Section 2.10.

Section 2.11. Defeasance. The provisions of Article 4 of the Indenture will apply to the Notes. If the Company exercises its Covenant Defeasance option pursuant to Section 4.02 and 4.04 of the Indenture with respect to the Notes, in addition to the provisions of the Indenture set forth in Section 4.04, the Company also shall be released from its obligations in respect of the Notes under Section 2.10 of this Supplemental Indenture.

Article 3
Form of Notes

Section 3.01. Registration and Form of Notes; Denomination. The Notes shall be issued as registered securities as provided in Section 2.09 of Article 2. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Article 4
Miscellaneous

Section 4.01. Ratification of Indenture. The Indenture, including the provisions of Articles 5 and 12 thereof and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided;

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provided, however, that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 4.02. Trustee Not Responsible for Recitals, etc. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture or for any money paid to the Company or upon the Company’s directions under any provision of this Supplemental Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company, and shall not be responsible for any statement in any document used in connection with the sale of any Notes. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency or determining whether any rating event has occurred. The Trustee shall have no obligation to independently determine or verify if any Change of Control or any other event has occurred or if any Change of Control Offer is required to be made, or notify the Holders of any such event. For the avoidance of doubt, all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 4.03. Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED THEREBY.

Section 4.04. Separability. If any provision in this Supplemental Indenture or the Notes is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Supplemental Indenture or of the Notes as a whole.

Section 4.05. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF

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transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. When used in herein, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture, any Note, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

POLARIS INC.

By:	/s/ John G. Springer
Name: John G. Springer
Title: Vice President and Chief Tax Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A – FORM OF NOTE

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

POLARIS INC.
6.950% Senior Notes due 2029

REGISTERED	CUSIP No. 731068AA0
No. R-	ISIN No. US731068AA07

Polaris Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global

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Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby, on March 15, 2029, and to pay interest thereon from November 16, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing on March 15, 2024, at the rate of 6.950% per annum, until the principal hereof is paid or made available for payment; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.950% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to on the reverse hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	POLARIS INC.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 16, 2023 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of November 16, 2023, between the Company and the Trustee (herein called the “First Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in Section 2.06 of the First Supplemental Indenture and Article Three of the Base Indenture.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities, each holder of the Securities will have the right to require the Company to purchase all or a portion of such holder’s Securities as set forth in Section 2.10 of the First Supplemental Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be

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conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:	(Sign exactly as your name appears on the other side of this Security)

Date:

Signature:
Guarantee:

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 2.10 of the First Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.10 of the First Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or any integral multiples of $1,000 in excess thereof):

$:
Your
Date:	Signature:
(Sign exactly as your name appears on the other side of the Security)
Signature
Guarantee:
(Signature must be guaranteed)

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $.

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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